SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 20, 2004

SAVON TEAM SPORTS, INC.

(Exact name of Registrant as Specified in Charter)

Utah	333-68532	87-06738911

(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(310) 645-9680

5039 South 1075 East, Ogden, Utah 84403

(Former Name or Former Address, if changed since last report)

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

This report on Form 8-K/A amends the initial report on Form 8-K filed on June 4, 2004 to correct the Pro Forma Income Statement which had an arithmetic error in calculating the interest expense impact on Pro Forma Net Income (loss) for the Year ending December 31, 2003 and the three months ending March 31, 2004. In addition, the Bridge Loan, SWT, LLC and a portion of the Notes Payable to former shareholders, Small World Toys, have been reclassified as Long Term Debt from Current Liabilities on the Pro Forma Consolidated Balance Sheet for March 31, 2004.
  Financial Statements of Businesses Acquired.

  Pro Forma Financial Information

                  The Financial Statements required by this Item 7(b) at set forth at the end hereof.

  Exhibits.

  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVON TEAM SPORTS, INC.
Date: June 15, 2004	By:	/s/ Debra Fine

Name: Debra Fine Title: Chief Executive Officer

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Financial Statements

The following pro forma financial statements present the pro forma financial position and operating results, assuming purchase of Small World Toys for $7,200,000, recognition of goodwill and reverse merger with Savon Team Sports, Inc., a public reporting shell corporation, as if the transaction had taken place as of the beginning of the year.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition.
The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of Savon Team Sports, Inc. ("STS") and Small World Toys ("SWT").

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Balance Sheet
March 31, 2004

	SWT	STS	Adjustments	Pro Forma

Assets

Current assets:
Cash	$35,476	$486	$-	$35,962
Accounts receivable	5,976,123	-	-	5,976,123
Other receivables	238,439	-	-	238,439
Inventory - on premises	2,643,700	-	-	2,643,700
- in-transit	1,288,012	-	-	1,288,012
Prepaid expenses and other current assets	724,159	-	-	724,159

Total current assets	10,905,909	486	-	10,906,395

Property and equipment, net	291,007	2,562	-	293,569

Other assets	368,896	-	-	368,896
Goodwill ( C )	-	-	3,136,183	3,136,183

	$11,565,812	$3,048	$3,136,183	$14,705,043

Liabilities and Stockholders' Equity

Current liabilities:
Note payable, bank	$5,150,000	$9,035	$-	$5,159,035
Notes payable, officer-stockholders ( C )	683,723	-	(683,723)	-
Notes payable to former shareholders, Small World Toys	-	-	1,587,500	1,587,500
Accounts payable	1,729,627	11,067	-	1,740,694
Accrued expenses ( B )	615,539	99	668,750	1,284,388
Deferred income taxes	6,829	-	-	6,829

Total current liabilities	8,185,718	20,201	1,572,527	9,778,446

Long Term Debt
Notes payable to former shareholders, Small World Toys			612,500	612,500
Bridge loan, SWT, LLC ( C )	-	-	5,000,000	5,000,000

Total Long Term Debt	-	-	5,612,500	5,612,500

Stockholders' equity:
Common stock	10,000	7,157	(10,000)	7,157
Additional paid-in capital	-	116,643	-	116,643
Retained earnings ( B )	3,370,094	(140,953)	(4,038,844)	(809,703)

Total stockholders' equity	3,380,094	(17,153)	(4,048,844)	(685,903)

	$11,565,812	$3,048	$3,136,183	$14,705,043

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Statement of Operations
Three Months Ending March 31, 2004

	SWT	STS	Adjustments	Pro Forma

Net sales	$6,596,783	$-	$-	$6,596,783

Cost of sales	3,651,678	-	-	3,651,678

Gross profit	2,945,105	-	-	2,945,105

Operating expenses:
Warehousing	320,576	-	-	320,576
Selling	1,211,979	-	-	1,211,979
Marketing	435,020	-	-	435,020
Product development	199,608	-	-	199,608
Product selection	89,239	-	-	89,239
General and administrative	621,540	14,332	-	635,872
Provision for bad debts	49,505	-	-	49,505

Total operating expenses	2,927,467	14,332	-	2,941,799

Income (loss) from operations before other
income (loss) and provision for income taxes	17,638	(14,332)	-	3,306

Interest expense ( B )	-	-	(133,750)	(133,750)

Other income (loss)	26,781	(9,099)	-	17,682

Income (loss) before provision for income taxes	44,419	(23,431)	(133,750)	(112,762)

Provision for income taxes	1,060	-	-	1,060

Net income (loss)	$43,359	$(23,431)	$(133,750)	$(113,822)

Weighted average number of
shares outstanding ( A )	10,000	7,097,000	45,303,750	52,410,750

Savon Team Sports, Inc. and Small World Toys
Pro Forma Condensed Consolidated Statement of Operations
Year Ending December 31, 2003

	SWT	STS	Adjustments	Pro Forma

Net sales	$25,970,397	$1,904	$-	$25,972,301

Cost of sales	14,988,070	1,643	-	14,989,713

Gross profit	10,982,327	261	-	10,982,588

Operating expenses:
Warehousing	1,181,707	-	-	1,181,707
Selling	4,239,008	-	-	4,239,008
Marketing	1,195,075	-	-	1,195,075
Product development	719,449	-	-	719,449
Product selection	312,725	-	-	312,725
General and administrative	2,848,928	45,339	-	2,894,267
Provision for bad debts	141,400	-	-	141,400

Total operating expenses	10,638,292	45,339	-	10,683,631

Income (loss) from operations before other
income and provision for income taxes	344,035	(45,078)	-	298,957

Interest expense ( B )	-	-	(535,000)	(535,000)

Other income	436,250	720	-	436,970

Income (loss) before provision for income taxes	780,285	(44,358)	(535,000)	200,927

Provision for income taxes	39,974	-	-	39,974

Net income (loss)	$740,311	$(44,358)	$(535,000)	$160,953

Weighted average number of
shares outstanding ( A )	10,000	7,057,000	45,303,750	52,370,750

Notes to Condensed Consolidated Pro-forma Financial Statements

Note A:

The pro forma adjustments give effect to the accounting for the transaction as an acquisition by Small World Toys of Savon Team Sports, Inc. using reverse merger accounting. Since there were negligible assets and liabilities of Savon Team Sports, Inc., there were no significant issues regarding purchase price allocation. The following adjustments to weighted average shares outstanding were made as if the transaction had taken place on January 1, 2004:

	As of March 31, 2004	As of December 31, 2003

Elimination of Small World Toys shares	(10,000)	(10,000)
Issuance of shares to Fine Ventures, LLC	45,313,750	45,313,750

	45,303,750	45,303,750

Note B :

	Year ending December 31, 2003	Three months ending March 31, 2004

To accrue interest on bridge loans and notes:
Bridge loan from SWT, LLC at 10% per annum	$500,000	$125,000
Note for $700,000 to former shareholders of Small World Toys at 5% per annum	35,000	8,750

	$535,000	$133,750

Note C :

Reflects purchase accounting adjustment for recognition of goodwill as follows:
Purchase price	$7,200,000
Net book value of assets acquired	(3,380,094)
Capitalization of notes from former shareholders of Small World Toys	(683,723)

	$3,136,183